Exhibit 10.3

FIRST AMENDMENT OF THE

RADISYS CORPORATION

1996 EMPLOYEE STOCK PURCHASE PLAN

(Amended and Restated Through June 7, 2017,

and as may be further amended from time to time)

WHEREAS, Radisys Corporation, an Oregon corporation (the “Company”) has established and maintains the Radisys Corporation 1996 Employee Stock Purchase Plan, as Amended and Restated Through June 7, 2017, and as may be further amended from time to time (the “Plan”); and

WHEREAS, the Company deems it advisable to amend the Plan in the manner set forth herein.

NOW, THEREFORE, by virtue and in exercise of the power reserved to the Company by Section XIII of the Plan, the Plan be and hereby is amended, effective immediately, by adding the following new Section I.A. immediately preceding Section I of the Plan as a part thereof:

“I.A. Freezing of the Plan. Notwithstanding anything to the contrary under the terms of the Plan, (i) no Employees may elect to participate in the Plan on or following June 29, 2018 (the “Freeze Date”); (ii) as soon as administratively practicable following the Freeze Date, all contributions under the Plan will cease; (iii) no purchase of Shares under the Plan shall be made on or following the Freeze Date; and (iv) the Plan Administrator shall have the power, in its sole discretion, to return to Participants any amounts credited to their Accounts.”